Exhibit 4.3

BAKKT OPCO HOLDINGS, LLC

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of October 15, 2021

THE COMMON UNITS OF BAKKT OPCO HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH COMMON UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE COMMON UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH COMMON UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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SCHEDULES

Schedule of Members

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BAKKT OPCO HOLDINGS, LLC

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of October 15, 2021 (the “Effective Date”), is entered into, by and among Bakkt Opco Holdings, LLC, a Delaware limited liability company (the “Company”) and the Members (as defined below).

WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act by the filing of a certificate of formation with the Secretary of State of the State of Delaware on July 31, 2018 (the “Certificate”);

WHEREAS, the Company and its members entered into that certain Limited Liability Company Agreement, effective as of August 2, 2018 (the “Initial LLC Agreement”);

WHEREAS, the Initial LLC Agreement was amended and restated by that certain Amended and Restated Limited Liability Agreement, effective as of December 19, 2018 (the “Amended LLC Agreement”);

WHEREAS, the Amended LLC Agreement was amended and restated by the Prior LLC Agreement;

WHEREAS, pursuant to Section 16.1 of the Prior LLC Agreement, the Prior LLC Agreement may be amended or modified upon the consent of the Company’s Board of Managers (the “Board”) and the Members holding a majority of the membership interests of the Company, including (i) the holders of a majority of the outstanding Voting Units (as defined in the Prior LLC Agreement), consenting or voting (as the case may be) together as a single class, (ii) the holders of a majority of the outstanding Class A Voting Units (as defined in the Prior LLC Agreement), Class B Voting Units (as defined in the Prior LLC Agreement) and Class C Voting Units (as defined in the Prior LLC Agreement), each consenting or voting (as the case may be) as separate classes, and (ii) the Minority Investors (as defined in the Prior LLC Agreement) holding a majority of the outstanding Minority Investor Units (as defined in the Prior LLC Agreement), consenting or voting (as the case may be) together as a single class, consenting or voting (as the case may be) separately as a class on an as-converted basis (together, the “Prior Member Requisite Consent”);

WHEREAS, the Board has previously approved this Agreement;

WHEREAS, the undersigned Members constitute the Prior Member Requisite Consent and desire to amend and restate the Prior LLC Agreement and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior LLC Agreement, including without limitation the replacement of the Board with the Managing Member (as defined below) as the Company’s managing body;

WHEREAS, substantially concurrently with the effectiveness of this Agreement, in accordance with the Agreement and Plan of Merger, dated as of January 11, 2021 (the “Merger Agreement”), by and among VPC Impact Acquisition Holdings, Pylon Merger Company LLC (“Merger Sub”), and the Company, Merger Sub has merged with and into the Company (the “Merger”), with the Company being the entity surviving the Merger;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), by virtue of the Merger, the Class A Voting Units, the Class B Voting Units, the Class C Voting Units and the Incentive Units, but excluding the Participation Units (as defined in the Merger Agreement) held by each Member (as defined in the Prior LLC Agreement) were converted into the right to receive from the Company (as the “Surviving Company” following the Merger) and from Bakkt Holdings, Inc. a Delaware corporation (“Bakkt Pubco”), the number of Common Units and the number of validly issued, fully paid and nonassessable shares of Class V Common Stock, respectively, set forth opposite such Member’s name on the Final Merger Consideration Spreadsheet (as defined in the Merger Agreement);

WHEREAS, the Common Units resulting from the conversion, by virtue of the Merger, of Incentive Units into the right to receive the Merger Consideration are held by Bakkt Management, LLC, a Delaware limited liability company (“Bakkt Management”), on behalf of individuals who are or were Participants (as defined in the Prior Equity Incentive Plan, “Participants”) and, as contemplated by the Merger Agreement, may be subject to vesting and forfeiture provisions pursuant to the Prior Equity Incentive Plan and award agreements and notices issued thereunder;

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of its Members are entering into the Exchange Agreement, pursuant to which each Paired Interest may be exchanged for shares of Class A Common Stock or the Cash Amount (as defined in the Exchange Agreement) on the terms and subject to the conditions set forth in the Exchange Agreement and the Tax Receivable Agreement;

WHEREAS, for U.S. federal and applicable state and local income tax purposes, the parties intend that, following the Merger, the Company be treated as continuing pursuant to Code Section 708 and Treasury Regulations Section 1.708-1;

WHEREAS, pursuant to the Merger Agreement, (i) the Company is adopting this Agreement, (ii) the Company changed its name from Bakkt Holdings, LLC to Bakkt Opco Holdings, LLC, and (iii) Bakkt Pubco, by its execution and delivery of this Agreement, is hereby admitted to the Company as a Member and is hereby designated as Managing Member, and in such capacity shall have the rights and obligations as provided in this Agreement; and

WHEREAS, the Members constituting the Prior Member Requisite Consent, on behalf of all of the Members (as defined in the Prior LLC Agreement) acknowledge and agree that the Schedule of Members will be based on the Final Merger Consideration Spreadsheet (as defined in the Merger Agreement) with respect to the Members (as that term is defined in the Prior LLC Agreement), which will be determinative absent manifest mathematical error, and each Member (as that term is defined in the Prior LLC Agreement) shall hold that number of Common Units set forth on such Schedule of Members (in lieu of the number of Units (as defined in the Prior LLC Agreement) set forth in Schedule I to the Prior LLC Agreement).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Prior LLC Agreement is amended and restated as follows:

ARTICLE I

DEFINITIONS AND DETERMINATION OF VALUATION

Section 1.1 Definitions. The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 9.7.

“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by any amounts described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be:

(a) reduced for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” of any Person means any Person that directly or indirectly Controls, is Controlled by or is under common Control with the Person in question; provided, that neither Bakkt Pubco, the Company nor any of their Subsidiaries shall be deemed an Affiliate of any other Member or any holder of securities of Bakkt Pubco.

“Agreement” has the meaning set forth in the preamble.

“Amended LLC Agreement” has the meaning set forth in recitals of this Agreement

“Assignee” has the meaning set forth in Section 9.6.

“Available Cash” means, as of a particular date, the amount of cash on hand which the Managing Member, in its reasonable discretion, deems available for distribution to the Members, taking into account all debts, liabilities and obligations of the Company then due and amounts that the Managing Member, in its reasonable discretion, deems necessary to expend or retain for working capital or to place into reserves for customary and usual claims with respect to the Company’s operations.

“Bakkt Management” has the meaning set forth in recitals of this Agreement.

“Bakkt Pubco” has the meaning set forth in the recitals of this Agreement.

“Bakkt Pubco Board” means the board of directors of Bakkt Pubco.

“Bakkt Pubco Charter” means the certificate of incorporation (or equivalent organizational document) as filed with the secretary of state (or equivalent governmental body or department) of the state in which Bakkt Pubco is incorporated or formed, as applicable, as in effect and amended from time to time.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Board” has the meaning set forth in the recitals of this Agreement.

“Book Value” means, with respect to any property, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) The initial Book Value of any property contributed by a Member to the Company shall be the gross fair market value of such property at the time of such contribution, as reasonably determined by the Managing Member, provided that the Book Values of all properties of the Company shall be adjusted to equal their respective gross fair market values as reasonably determined by the Managing Member as of the date hereof;

(b) The Book Values of all properties shall be adjusted to equal their respective gross fair market values as reasonably determined by the Managing Member in connection with (i) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company, (ii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a “partner capacity” or by a new Member acting in a “partner capacity” or in anticipation of being a “partner” (in each case within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)), (iii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1), (v) the grant of a Noncompensatory Option which is not treated as a partnership interest pursuant to Treasury Regulations Section 1.761-3(a); and (vi) the acquisition of a membership interest upon the exercise of a Noncompensatory Option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided, however, that an adjustment pursuant to an event described in clause (i), (ii) or (iii) of this paragraph shall be made only if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; provided further, that if any Noncompensatory Options are outstanding upon the occurrence of an event described in clauses (i) through (v), the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2);

(c) The Book Value of property distributed to a Member shall be the gross fair market value of such property as reasonably determined by the Managing Member; and

(d) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Net Profits and Net Losses; provided, however, that Book Value shall not be adjusted pursuant to this clause (d) to the extent the Managing Member determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Net Profits and Net Losses and other items allocated pursuant to Article IV.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to be closed for business; provided that such banks shall be deemed to be open for business in the event of a “shelter in place” order or similar closure of physical branch locations is required at the direction of any Governmental Entity if such banks’ electronic funds transfer systems (including wire transfers) are open for use by customers on such day.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.7.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member, net of any liabilities assumed by the Company upon contribution or to which such property is subject. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest.

“Certificate” has the meaning set forth in the recitals of this Agreement.

“Class A Common Stock” has the meaning set forth in the Bakkt Pubco Charter.

“Class A Voting Units” has the meaning set forth in the Prior LLC Agreement.

“Class B Voting Units” has the meaning set forth in the Prior LLC Agreement.

“Class C Voting Units” has the meaning set forth in the Prior LLC Agreement.

“Class V Common Stock” has the meaning set forth in the Bakkt Pubco Charter.

“Closing” has the meaning set forth in the Merger Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Unit” means the limited liability company interests in the Company issued pursuant to the terms of this Agreement, having such rights, privileges, preferences, obligations and duties as are set forth in this Agreement.

“Company” has the meaning set forth in the Recitals.

“Company Interest” means the interest of a Member in allocations of Net Profits and Net Losses (or items thereof) and Distributions.

“Company Legal Matters” has the meaning set forth in Section 12.18(b).

“Confidential Information” has the meaning set forth in Section 12.2.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies whether through ownership of voting securities, by contract or otherwise.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. §18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Depreciation” means, for each Taxable Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to property for such Taxable Year, except that (a) with respect to any property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Taxable Year shall be the amount of book basis recovered for such Taxable Year under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided that if the adjusted tax basis of any property at the beginning of such Taxable Year is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Managing Member.

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that any recapitalization or exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units shall not be a Distribution.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulations Section 1.752-2(a).

“Effective Date” has the meaning set forth in the introduction.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Election of Exchange” has the meaning set forth in the Exchange Agreement.

“Equity Securities” means (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means an exchange of Paired Interests pursuant to, and in accordance with, the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the exchange agreement dated as of or about the date hereof among the Company, Bakkt Pubco and the other Members of the Company from time to time party thereto, as amended from time to time.

“Exchange Rate” has the meaning set forth in the Exchange Agreement.

“Family Group” means, as to any particular Person, (i) such Person’s spouse, such Person’s and such Person’s spouse’s parents and descendants (whether natural or adopted) of such Person and such Person’s spouse’s parents, (ii) any trust solely for the benefit of such Person and/or any of the Persons described in clause (i), and (iii) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are such Person and/or any of the Persons described in clauses (i) and (ii).

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 2.8.

“Flow-Through Tax Return” means a Tax Return of the Company or any of its Subsidiaries that is of a type that reports income, gain, deduction or loss from the operation of a partnership or other pass-through entity and that could reflect items of income, gain, deduction or loss required to be included on a Tax Return of a Member (whether or not such items are actually reflected thereon).

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Holder” means any Person who holds a Unit, whether as a Member or as an unadmitted Assignee of a Member.

“ICE” means Intercontinental Exchange, Inc., a Delaware corporation, together with its Affiliates, successors and assigns.

“Incentive Units” has the meaning set forth in the Prior LLC Agreement.

“Income Tax” means (i) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, sales, use, real or personal property transfer or other similar Taxes), (ii) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (i) above, or (iii) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (i) or (ii) above.

“Indemnitee” means (a) Bakkt Pubco, (b) any additional or substitute Managing Member, (c) any Person who is or was a Partnership Representative, officer or director of Bakkt Pubco or any additional or substitute Managing Member, (d) any Person that is required to be indemnified by Bakkt Pubco as an “indemnitee” in accordance with the Bakkt Pubco Charter or bylaws of Bakkt Pubco as in effect from time to time, (e) any officer or director of Bakkt Pubco or any additional or substitute Managing Member who is or was serving at the request of Bakkt Pubco or any additional or substitute Managing Member as an officer, director, employee, member, Member, Partnership Representative, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) any officer of the Company, (g) any other Person the Managing Member in its sole discretion designates as an “Indemnitee” for purposes of this Agreement and (h) any heir, executor or administrator with respect to Persons named in clauses (a) through (g) above.

“Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.

“Initial LLC Agreement” has the meaning set forth in the recitals of this Agreement.

“Jointly Indemnifiable Claims” shall be broadly construed to mean, without limitation, any action, suit or proceeding for which an Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-Related Entities and the Company pursuant to applicable law, any agreement, certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-Related Entities, as applicable.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company, any Subsidiary or any Affiliate under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

“Managing Member” means Bakkt Pubco or any successor managing member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.

“Member” means each of the members named on the Schedule of Members and any Person admitted to the Company as a Substituted Member or Additional Member, but only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulations Section 1.704-2(i)(2).

“Merger” has the meaning set forth in the recitals of this Agreement.

“Merger Agreement” has the meaning set forth in the recitals of this Agreement.

“Merger Consideration” has the meaning set forth in the Merger Agreement.

“Merger Sub” has the meaning set forth in the recitals of this Agreement

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(d).

“Net Profit” or “Net Loss” means, for each Taxable Year, an amount equal to the Company’s taxable income or loss for such Taxable Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profit and Net Loss pursuant to this definition of “Net Profit” and “Net Loss” shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of “Net Profit” and “Net Loss” shall be subtracted from such taxable income or loss;

(c) In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Taxable Year;

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

(g) Any items that are allocated pursuant to Section 4.3 shall be determined by applying rules analogous to those set forth in clauses (a) through (f) hereof but shall not be taken into account in computing Net Profits and Net Losses.

“New Equity Incentive Plan” means the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan adopted in connection with the Merger as of the Effective Time and any successor or replacement equity incentive plan of Bakkt Pubco.

“Noncompensatory Option” means a “noncompensatory option” within the meaning of Treasury Regulations Sections 1.721-2(f) and 1.761-3(b)(2).

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).

“Nonrepresented Members” has the meaning set forth in Section 12.18.

“Paired Interest” means one Common Unit together with one share of Class V Common Stock.

“Participants” has the meaning set forth in the recitals of this Agreement.

“Partnership Representative” has the meaning set forth in Code Section 6223.

“Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the number of Common Units then owned by such Member by the number of Common Units then owned by all of the Members, in each case, whether vested or unvested.

“Permitted Transfer” means a Transfer (a) in the case of a Member that is a natural Person, pursuant to applicable laws of descent and distribution, (b) in the case of a Member that is a natural Person, to or among such Member’s Family Group, (c) in the case of a Member that is an entity, a Transfer to its Affiliates; provided that in each case (i) the restrictions, conditions, and obligations contained in this Agreement, the Stockholders Agreement and any other agreement to which such Member is a party in its capacity as such shall continue to be applicable to such securities after any such Permitted Transfer, (ii) the transferee(s) of such securities shall have agreed in writing to be bound by the provisions of such agreements, and (iii) unless the transferee was a Member prior to such Permitted Transfer or has been admitted as a Substituted Member, such Member shall have retained all voting Control over such securities. For the avoidance of doubt, Transfers by ICE of Units to its other Affiliates shall be deemed to be a “Permitted Transfer.”

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other entity or organization, regardless of whether a legally-recognized person.

“Prior Equity Incentive Plan” means the Amended and Restated Bakkt Equity Incentive Plan, which was amended and restated effective as of May 15, 2020, and shall be further amended and restated as of the Effective Time, after which no additional awards may be made thereunder.

“Prior LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement, effective February 28, 2020, among the Company and each Member listed on Schedule I attached thereto and such additional Persons who became Members of the Company from time to time in accordance with the terms thereof.

“Prior Member Requisite Consent” has the meaning set forth in the recitals of this Agreement.

“Proceeding” has the meaning set forth in Section 11.2(a).

“Recapture Gain” has the meaning set forth in Section 4.4(d).

“Regulatory Allocations” has the meaning set forth in Section 4.3(j).

“Related Person” of any Person means (a) any Affiliate of such Person, (b) any Person in which such Person (together with its Affiliates) hold(s) (individually or in the aggregate and directly or indirectly) at least a fifteen percent (15%) voting or economic interest, (c) any entity in which such Person hold(s) (directly or indirectly) any voting or economic interest, or (d) each director or officer of such Person; provided, that, notwithstanding anything herein to the contrary, no Person shall be considered a Related Person of Bakkt Pubco.

“Representative” has the meaning set forth in Section 12.2.

“Required Interest” means one or more Members (excluding the Managing Member and any Members controlled by the Managing Member) holding a majority of the Units then owned by all of the Members (excluding the Units held by the Managing Member and any Members Controlled by the Managing Members); provided that, in the event no Person other than the Managing Member and/or Members controlled by the Managing Member hold Units, the “Required Interest” shall be deemed to mean the Managing Member.

“Retained Amount” has the meaning set forth in Section 4.1(c).

“Rights” means warrants, options or other rights to purchase or otherwise acquire Units or other Equity Securities in the Company.

“Schedule of Members” has the meaning set forth in Section 2.13.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Similar Law” means any Law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to Laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Code Section 4975.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of October 15, 2021, by and among Bakkt Pubco, VIH Sponsor and each of the other Persons party thereto from time to time, as may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, another Person of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by the first Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or Controlled, directly or indirectly, by the first Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, the “Subsidiaries” of Bakkt Holding, Inc. will include the Company and its direct and indirect Subsidiaries.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 9.8.

“Tax Distribution” has the meaning set forth in Section 4.1(d).

“Tax Distribution Amount” means, with respect to any Fiscal Year, an amount equal to the aggregate amount of Tax Distributions with respect to such Fiscal Year that, if made on a pro rata basis in accordance with the Members’ Percentage Interests, would permit Bakkt Pubco to receive a Tax Distribution with respect to such Fiscal Year that is not less than the sum of (a) Bakkt Pubco’s U.S. federal, state, local and non-U.S. Income Tax liabilities plus (b) the amount necessary to satisfy Bakkt Pubco’s payment obligations pursuant to the Tax Receivable Agreement with respect to such Fiscal Year. The Managing Member may estimate this amount on a quarterly basis and reconcile the estimates as of the end of the Fiscal Year, as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year), in each case, in the Managing Member’s reasonable discretion.

“Taxes” means any federal, state, local or foreign income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, premium, disability, employment, payroll, or withholding tax or other tax, duty, fee, assessment or charge of any kind whatsoever in the nature of a tax imposed by any taxing authority, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not, and any interest or penalties related to the foregoing.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of or about the date hereof among the Company, Bakkt Pubco and the other parties from time to time party thereto, as amended from time to time.

“Tax Return” means any and all reports, returns (including information returns and claims for refunds), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any amendment thereof filed or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 8.1(b).

“Termination Transaction” means any direct or indirect Transfer of all or any portion of the Managing Member’s interest in the Company in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Managing Member, on the one hand, and any other Person, on the other, or (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Managing Member not in the ordinary course of its business, whether in a single transaction or a series of related transactions or (c) a direct or indirect Transfer of all or substantially all of the Managing Member’s interest in the Company; provided that, for the avoidance of doubt, “Termination Transaction” shall be deemed to exclude (x) any direct or indirect Transfers of Equity Securities of Bakkt Pubco by any stockholder or other holder thereof (other than any such Transfers pursuant to a combination transaction described in the foregoing clause (a)) and (y) any Exchange.

“Transaction Documents” has the meaning set forth in the Merger Agreement.

“Transfer” means, in respect of any Common Unit, any direct or indirect transfer of ownership by sale, exchange, assignment, pledge, encumbrance, Lien, gift, donation, grant or other conveyance or disposition of any kind, whether voluntary or involuntary, including conveyances or dispositions by operation of law or legal process or otherwise (and hereby expressly includes, with respect to a Member, any voluntary or involuntary: (a) appointment of a receiver, trustee, liquidator, custodian or other similar official for such Member or all or any part of such Member’s property under any Law relating to bankruptcy, insolvency, reorganization, liquidation or other relief of debtors, including Title 11 of the United States Code, as amended; (b) gift, donation, transfer by will or intestacy or other disposition, whether inter vivos or mortis causa; and (c) transfer or other disposition to a spouse or former spouse (including by reason of a separation agreement or divorce, equitable or community or marital property distribution, judicial decree or other court order relating to the division or partition of property between spouses or former spouses or other persons)).

“Treasury Regulations” means the income tax regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Unit” means a Company Interest of a Member or an Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees; provided that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Upstream Securities” means Equity Securities of any type issued by Bakkt Pubco, including shares of common and preferred stock whether vested or unvested.

“VIH Sponsor” means VPC Impact Acquisition Holdings Sponsor, LLC, a Delaware limited liability company.

“Warrant” means, as applicable, (i) that certain Warrant to Purchase Class B Voting Units, issued to Starbucks Corporation on February 19, 2020, or (ii) that certain Warrant to Purchase Class C Voting Units, issued to The Boston Consulting Group, Inc., on May 19, 2020.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation of Company. The Company was formed as a limited liability company on July 31, 2018 pursuant to the provisions of the Delaware Act.

Section 2.2 Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, no contractual appraisal rights, whether pursuant to the Delaware Act or otherwise, including Section 18-210 of the Delaware Act, shall apply or be incorporated into this Agreement.

Section 2.3 Name. The name of the Company shall be “Bakkt Opco Holdings, LLC” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member, in its sole discretion may select from time to time. Subject to the Delaware Act, the Managing Member, in its sole discretion may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Notification of any such change shall be given to all of the Members.

Section 2.4 Purpose. The purpose and business of the Company shall be to engage in any business which may lawfully be conducted by a limited liability company formed pursuant to the Delaware Act.

Section 2.5 Principal Office; Registered Office.

(a) The principal office of the Company shall be at 5660 New Northside Drive, Atlanta, GA 30328, or such other place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places as the Managing Member deems advisable. Notification of any such change shall be given to all of the Members. The address of the registered office of the Company in the State of Delaware shall be 3411 Silverside Road, Tatnall Building No. 104, Wilmington, County of New Castle, Delaware 19810, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be United Agent Group Inc.

(b) The Managing Member in its sole discretion may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the Laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member in its sole discretion may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of formation and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members. The Managing Member in its sole discretion may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the officers, with all requirements necessary to qualify the Company to do business in any jurisdiction other than the State of Delaware.

Section 2.6 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article X. The existence of the Company shall continue until cancellation of the Certificate in the manner required by the Delaware Act.

Section 2.7 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.8 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other annual accounting period as may be established by the Managing Member.

Section 2.9 Powers of the Company. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Delaware Act including the ownership and operation of the assets and other property contributed to the Company by the Members, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.4.

Section 2.10 Members; Reclassification; Admission of New Members. Each of the Persons listed in the books and records of the Company as a Member, as the same may be amended from time to time in accordance with this Agreement, by virtue of its execution of the Prior LLC Agreement or this Agreement, is admitted as a Member of the Company. The rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as is otherwise expressly provided herein, and the Members consent to the variation of such rights, duties and liabilities as provided herein. Subject to Section 9.8 with respect to Substituted Members, a Person may be admitted from time to time as a new Member with the written consent of the Managing Member in its sole discretion, provided, however, that upon exercise of a Warrant by the holder thereof and the execution and delivery a joinder to this Agreement pursuant to which such holder agrees to become a party to this Agreement with respect to the Equity Securities issued upon exercise of the Warrant, such holder shall be admitted to the Company as a “Member”. Each new Member shall execute and deliver to the Managing Member an appropriate supplement to this Agreement pursuant to which the new Member agrees to be bound by the terms and conditions of this Agreement, as it may be amended from time to time. A new Managing Member or substitute Managing Member may be admitted to the Company solely in accordance with Section 9.7.

Section 2.11 Resignation. No Member shall have the right to resign as a member of the Company other than following the Transfer of all Common Units owned by such Member in accordance with Article IX.

Section 2.12 Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

Section 2.13 Schedule of Members. The Company shall maintain a schedule, from time to time amended or supplemented, setting forth the name and address of each Member, and the number of Common Units or Equity Securities in the Company owned by such Member (such schedule, the “Schedule of Members”). The Schedule of Members, as amended and supplemented from time to time, shall be the definitive record of ownership of each Common Unit or other Equity Security in the Company. All Members acknowledge, and hereby agree, that the Schedule of Members is confidential to the Company and that each Member is only entitled to view the portion of the Schedule of Members representing his, her or its Company Interest. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Common Units or other Equity Securities in the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Common Units or other Equity Securities in the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act and this Agreement.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1 Common Units.

(a) Limited liability company interests in the Company shall be represented by Common Units, or such other securities of the Company, in each case as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of immediately following the Effective Time, each Member shall hold the number of Common Units set forth opposite such Member’s name on the Schedule of Members.

(b) Each Member named on the Schedule of Members has made Capital Contributions or provided other consideration to the Company in exchange for the Units specified thereon. Each Member named on the Schedule of Members has delivered to the Company a properly executed Internal Revenue Service Form W-8 or W-9, as applicable. Each Member acknowledges and agrees that portions of this Agreement, including the Schedule of Members, may be redacted or information herein may otherwise be aggregated to prevent disclosure of confidential information.

(c) No Member shall be required or, permitted to (i) make any Capital Contribution other than in respect of the Merger Consideration as set forth on the Schedule of Members or (ii) loan any money or property to the Company or borrow any money or property from the Company.

(d) The Common Units resulting from the conversion, by virtue of the Merger, of Incentive Units (which are held by Bakkt Management) into the right to receive the Merger Consideration may be subject to vesting and forfeiture provisions pursuant to the Merger Agreement, the Prior Equity Incentive Plan and award agreements and notices issued thereunder. As set forth on the Schedule of Members, such Common Units shall initially be held by Bakkt Management, which shall hold such Common Units on behalf of Participants, but in the future all or a portion of such Common Units may be distributed from time to time directly to Participants, either in connection with the liquidation of Bakkt Management or otherwise. In the event of such a distribution of a Common Unit by Bakkt Management to a Participant, (i) the Participant shall automatically become a Member, (ii) the Schedule of Members shall be amended to reflect the addition of the Participant as a Member and the resulting adjustment in the number of Common Units held by Bakkt Management and the Participant, respectively, and (iii) the vesting and forfeiture provisions applicable to the distributed Common Units shall continue to apply to all such Participants.

Section 3.2 Authorization and Issuance of Additional Units.

(a) The Managing Member may not, without the prior written consent of a Required Interest, (i) create any new class or series of Units, or other Equity Securities of the Company, (ii) issue additional Units or other Equity Securities of the Company to any Member or Person (other than Units issued pursuant to Section 3.2(b) or Section 3.5 of this Agreement and Section 2.6 of the Merger Agreement), (iii) amend the privileges, preference, duties, liabilities, obligations and rights of any existing Units, or (iv) retire or redeem any previously issued Units or other Equity Securities of the Company (other than in connection with an Exchange or pursuant to Section 3.4 of this Agreement).

(b) Subject to the Exchange Agreement, the Company shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by Bakkt Pubco, directly or indirectly, and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) options, rights or securities of Bakkt Pubco issued under the New Equity Incentive Plan that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Bakkt Pubco to the equity capital of the Company); provided that, in each of the foregoing cases, the issuance of Class A Common Stock in connection with the conversion, exercise or exchange of such options, rights or securities shall not be disregarded for purposes of this Section 3.2(b), (ii) treasury stock, (iii) preferred stock or other debt or equity securities (including warrants, options or rights) issued by Bakkt Pubco that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Bakkt Pubco to the equity capital of the Company); provided that, in each of the foregoing cases, the issuance of Class A Common Stock in connection with the conversion, exercise or exchange of such preferred stock or other debt or equity securities (including such warrants, options or rights) shall not be disregarded for purposes of this Section 3.2(b), or (iv) the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Upstream Securities of Bakkt Pubco under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Paired Interests for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with a corresponding right). In the event Bakkt Pubco issues, transfers or delivers from treasury stock or repurchases Class A Common Stock in a transaction not contemplated in this Agreement or the Exchange Agreement, Bakkt Pubco shall take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding Common Units owned by Bakkt Pubco will equal on a one-for-one basis the aggregate number of outstanding shares of Class A Common Stock.

(c) Subject to the Exchange Agreement, the Company shall undertake all actions, including an issuance, a reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of outstanding shares of Class V Common Stock held by any Person and the number of Common Units owned by such Person. In the event Bakkt Pubco repurchases Class V Common Stock in a transaction not contemplated in this Agreement or the Exchange Agreement, Bakkt Pubco shall take all actions such that, after giving effect to all such repurchases, the number of outstanding shares of Class V Common Stock held by any Person will equal on a one-to-one basis the number of Common Units owned by such Person.

(d) The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of each of the Class A Common Stock and Class V Common Stock (and the Company and Bakkt Pubco shall take all necessary action) so that at all times there is (x) a one-to-one ratio between the number of Common Units owned by Bakkt Pubco and the number of outstanding shares of Class A Common Stock (subject to the first sentence of Section 3.1(a)) (or such other Equity Security of Bakkt Pubco in which the Class A Common Stock may be converted or changed, as contemplated by Section 2.2 of the Exchange Agreement), and (y) a one-to-one ratio between the number of Common Units owned by Members other than Bakkt Pubco and the number of outstanding shares of Class V Common Stock.

(e) The Company shall only be permitted to issue additional Common Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in the Merger Agreement and Section 3.1, this Section 3.2, and Section 3.5 of this Agreement. Subject to the foregoing, the Managing Member may cause the Company to issue additional Common Units authorized under this Agreement at such times and upon such terms as the Managing Member shall determine and the Managing Member shall, and is hereby authorized to, promptly amend this Agreement and the Schedule of Members as necessary in connection with the issuance of additional Common Units and admission of additional Members under this Section 3.2 without the requirement of any consent or acknowledgement of any other Member.

(f) At any time that Bakkt Pubco issues a share of Class A Common Stock or a share of other capital stock of Bakkt Pubco (other than Class V Common Stock and other than Class A Common Stock issued in connection with an Exchange (as defined in the Exchange Agreement)) for cash or other consideration (including capital stock or assets of another Person), the net proceeds received by Bakkt Pubco with respect to such share, if any, shall be concurrently transferred to the Company in exchange for a corresponding number of Common Units (determined based upon the Exchange Rate then in effect).

(g) If any such shares of Class A Common Stock issued by Bakkt Pubco, including any securities issued pursuant to the New Equity Incentive Plan or any other equity incentive program, are subject to vesting or forfeiture provisions, then the Common Units that are issued by the Company to Bakkt Pubco in connection therewith in accordance with the preceding provisions of this Article III shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the Common Units (determined based upon the Exchange Rate then in effect) issued by the Company in accordance therewith shall automatically vest or be forfeited. Any cash or property held by Bakkt Pubco or the Company or on any of such Person’s behalf in respect of dividends paid on restricted shares of Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted shares of Class A Common Stock. The Schedule of Members shall set forth the number of Common Units subject to forfeiture or vesting.

Section 3.3 Non-certificated Units; Certificates; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Common Units.

(a) Common Units shall not be certificated unless otherwise determined by the Managing Member. If the Managing Member determines that one or more Common Units shall be certificated, each such certificate shall be signed by or in the name of the Company and any officer designated by the Managing Member. Such certificate shall be in such form (and shall contain such legends) as the Managing Member may determine. Any or all of such signatures on any certificate representing one or more Common Units may be an electronic signature, engraved or printed, to the extent permitted by applicable Law.

(b) If Common Units are certificated, the Managing Member may direct that a new certificate representing one or more Common Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Managing Member of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Managing Member may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnity it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Common Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Common Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Managing Member may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Common Units.

Section 3.4 Purchase or Redemption of Shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are purchased or redeemed by Bakkt Pubco for cash, then the Managing Member shall cause the Company, immediately prior to such purchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held by Bakkt Pubco, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being purchased or redeemed by Bakkt Pubco (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being purchased or redeemed by Bakkt Pubco.

Section 3.5 Bakkt Pubco Equity Plans. If at any time Bakkt Pubco issues one or more shares of Class A Common Stock in connection with the New Equity Incentive Plan or any other equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Managing Member shall cause the Company to issue a corresponding number of Common Units, registered in the name of Bakkt Pubco (determined based upon the Exchange Rate then in effect); provided that Bakkt Pubco shall be required to contribute all (but not less than all) of the net proceeds (if any) received by Bakkt Pubco from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company.

Section 3.6 Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Common Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Common Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act or other applicable Law.

Section 3.7 Capital Accounts. The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Managing Member), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

Section 3.8 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.9 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

Section 3.10 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. For the avoidance of doubt, no Member may make a loan or advance funds to the Company without the consent of the Managing Member.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

Section 4.1 Distributions.

(a) Subject to the provisions of the Delaware Act and the provisions of this Article IV, the Managing Member, in its sole discretion, may authorize Distributions to the Members, which Distributions shall be made pro rata in accordance with the Members’ respective Percentage Interests as of the record date of the Distribution designated by the Managing Member.

(b) Each Distribution pursuant to this Section 4.1 shall be made to the Persons shown on the Company’s books and records as Members as of the record date of such Distribution.

(c) Notwithstanding the foregoing provisions of Section 4.1(a), all amounts otherwise distributable pursuant to this Agreement (other than Section 4.1(d)) with respect to each unvested Unit shall be retained by the Company (collectively, the “Retained Amounts”). Prior to making any distribution pursuant to Section 4.1(a), the Company will distribute the Retained Amounts with respect to each previously unvested Unit that has become a vested Unit to the Holder of such Unit. Retained Amounts in respect of unvested Units that are forfeited prior to vesting shall be forfeited by the Holder of such Unit, and no distribution of such Retained Amounts in respect of such forfeited Units shall be made.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the fullest extent permitted by applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Managing Member shall, to the extent of Available Cash, cause to be distributed to the Members with respect to their Common Units in proportion to their respective Percentage Interests on an annual basis an aggregate amount that equals the Tax Distribution Amount (each, a “Tax Distribution”); provided, however, that any portion of a Tax Distribution made with respect to the amounts described in clause (b) of the definition of Tax Distribution Amount may be distributed reasonably promptly before a payment is required to be made pursuant to the Tax Receivable Agreement. If, on the date of a Tax Distribution, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, distributions pursuant to this Section 4.1(d) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests, and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled. Notwithstanding the foregoing, the Managing Member may cause distributions under this Section 4.1(d) to be made on a quarterly basis based upon estimates of the Tax Distribution Amount (but only to the extent of the amounts described in clause (a) of the definition thereof), and reconcile such quarterly determinations with its determination of the total amount of Tax Distributions to be made for a Fiscal Year as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year), in each case, in the Managing Member’s reasonable discretion.

Section 4.2 Allocations. After giving effect to the allocations set forth in Section 4.3, Net Profits and Net Losses (and to the extent necessary to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense that would otherwise be includable in the computation of Net Profits and Net Losses) for each Taxable Year shall be allocated among the Members during such Taxable Year, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations set forth in Section 4.3 and all distributions through the end of such Taxable Year) to equal, as nearly as possible, (a) the amount such Members would receive if all assets of the Company on hand at the end of such Taxable Year were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), and all remaining or resulting cash (including any withheld amounts) were distributed to the Members under Section 10.2 minus (b) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 4.3 Special Allocations.

(a) Notwithstanding any other provision of Section 4.2 and Section 4.3, if there is a net decrease in Minimum Gain during any Taxable Year, each Member shall be allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in the manner and amounts provided in Treasury Regulations Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i). For purposes of this Section 4.3, each Member’s Adjusted Capital Account shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to Section 4.2 or Section 4.3 with respect to such Taxable Year. This Section 4.3(a) is intended to comply with the partnership Minimum Gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Notwithstanding the other provisions of Section 4.2 and Section 4.3 (other than clause (a) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Taxable Year, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such Taxable Year shall be allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in the manner and amounts provided in Treasury Regulations Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 4.3 each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to Section 4.2 or Section 4.3 other than Section 4.3(a) above, with respect to such Taxable Year. This Section 4.3(b) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Except as provided in Section 4.3(a) and Section 4.3(b) above, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 4.3(a) and Section 4.3(b).

(d) No allocation of Net Loss shall be made to a Member if it would cause or increase an Adjusted Capital Account Deficit of such Member. Allocations of Net Loss that would be made to a Member but for this Section 4.3(d) shall instead be made to other Members pursuant to Section 4.2 to the extent not inconsistent with this Section 4.3(d).

(e) In the event any Member has an Adjusted Capital Account Deficit at the end of any Taxable Year, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 4.3 have been tentatively made as if this Section 4.3(e) were not in this Agreement.

(f) Nonrecourse Deductions for any Taxable Year shall be allocated to the Members ratably among such Members based upon the number of Units held by each Holder.

(g) Member Nonrecourse Deductions for any Taxable Year shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(h) If any Holder of unvested Units forfeits all or a portion of such Units, such Holder shall be allocated items of loss and deduction in the year of such forfeiture in an amount equal to the portion of such Holder’s Capital Account attributable to such forfeited Units.

(i) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Company Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(j) Curative Allocation. The allocations set forth in Section 4.3(a)-(i) (other than Section 4.3(h)) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, deduction or credit pursuant to this Section 4.3(j). Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Managing Member shall make such offsetting special allocations of Company income, gain, loss, deduction or credit in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement. In exercising its discretion under this Section 4.3(j), the Managing Member shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

Section 4.4 Tax Allocations.

(a) Except as provided in this Section 4.4, each item of income, gain, loss, deduction and credit of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under Section 4.2 and Section 4.3.

(b) The Members recognize that there may be a difference between the Book Value of a Company asset and the asset’s adjusted tax basis at the time of the property’s contribution or revaluation pursuant to this Agreement. In such a case, all items of tax depreciation, cost recovery, depletion, amortization, and gain or loss with respect to such asset shall be allocated among the Members to take into account the disparities between the Book Values and the adjusted tax basis with respect to such properties in accordance with the traditional method described in Treasury Regulation Section 1.704-3(b); provided, however, that any tax items not required to be allocated under Code Sections 704(b) or 704(c) shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Section 4.2 and Section 4.3.

(c) All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for U.S. federal income tax purposes shall be determined without regard to any election under Code Section 754 which may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Code Sections 734 and 743.

(d) Subject to Section 4.4(b), if any portion of taxable gain recognized from the disposition of property by the Company represents the “recapture” of previously allocated deductions by virtue of the application of Code Section 1(h)(1)(D), 1245 or 1250 (“Recapture Gain”), such Recapture Gain shall be allocated as follows:

(i) First, to the Members in proportion to the lesser of each Member’s (A) allocable share of the total taxable gain recognized from the disposition of such property and (B) share of depreciation or amortization with respect to such property (as determined in the manner provided under Treasury Regulations Sections 1.1245-1(e)(2) and (3)), until each such Member has been allocated Recapture Gain equal to such lesser amount.

(ii) Second, the balance of Recapture Gain shall be allocated among the Members whose allocable shares of total taxable gain from the disposition of such property exceed their shares of depreciation or amortization with respect to such property (as determined in the manner provided under Treasury Regulations Sections 1.1245-1(e)(2) and (3)), in proportion to their shares of total taxable gain (including Recapture Gain) from the disposition of such property; provided, however, that no Member shall be allocated Recapture Gain under this Section 4.4(d) in excess of the total taxable gain otherwise allocated to such Member from such disposition.

(iii) Unless otherwise required by the Code, any tax credits of the Company shall be allocated among the Members ratably based upon the number of Units held by each Holder.

(e) Any recapture of tax credits shall be allocated among the Members in the same ratio as the applicable tax credits were allocated to the Members.

(f) If, as a result of an exercise of a Warrant to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

(g) For purposes of determining a Member’s proportional share of the Company’s “excess non-recourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member.

(h) If there is a change in any Member’s Percentage Interests during any Fiscal Year, the principles of Code Section 706(d) shall apply in allocating items of income, gain, loss, deduction and credit for such Fiscal Year to account for the variation. For purposes of applying Code Section 706(d), the Managing Member may adopt any method or convention permitted under applicable Treasury Regulations.

(i) Allocations pursuant to this Section 4.4 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, Distributions or other Company items pursuant to any provision of this Agreement.

Section 4.5 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member (or former Member) or a Member’s (or former Member’s) status as such (including, without limitation, U.S. federal withholding taxes, any imputed underpayment as determined under Code Section 6225, state personal property taxes, and state unincorporated business taxes), but not including any such amounts attributable to a Member’s (or former Member’s) status as an employee of the Company or its Subsidiaries, then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Managing Member may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.5. A Member’s obligation to indemnify the Company under this Section 4.5 shall survive the termination, dissolution, liquidation and winding up of the Company and the termination of such Member’s interest, and for purposes of this Section 4.5, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.5, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Base Rate plus three (3) percentage points per annum (but not in excess of the highest rate per annum permitted by law).

ARTICLE V

COVENANTS

Section 5.1 Records and Accounting.

(a) The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to applicable laws.

(b) Except as limited by Section 5.1(c), each Member shall have the right to inspect at the offices of the Company, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i) a copy of the Certificate and this Agreement and all amendments thereto; and

(ii) promptly after their becoming available, copies of the Company’s U.S. federal income tax returns for the three most recent years.

(c) The Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential, including information as to the Common Units held by any other Member. With respect to any schedules, annexes or exhibits to this Agreement, each Member (other than Bakkt Pubco) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Member (other than Bakkt Pubco).

Section 5.2 Transmission of Communications. Each Person that owns or Controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Managing Member to such other Person or Persons.

Section 5.3 Governmental Consents and Filings. Each Member hereby represents and warrants that no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or regulatory authority is required on the part of the Member in connection with the consummation of the transactions contemplated by this Agreement or to hold Units.

ARTICLE VI

MANAGEMENT

Section 6.1 Authority of the Managing Member.

(a) The Managing Member shall conduct, direct and exercise full control over all activities of the Company. All management powers over the business and affairs of the Company shall be vested in the Managing Member. The Managing Member shall have the power to bind or take any action on behalf of the Company, or to exercise in its sole discretion any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement, or any other agreement, instrument or other document to which the Company is a party or by virtue of its holding the equity interests of any Subsidiary thereof.

(b) Notwithstanding any provision herein to the contrary, in connection with the performance of its duties as the Managing Member of the Company under this Agreement, the Members and the Managing Member acknowledge that the Managing Member will take action through the Bakkt Pubco Board and the officers of Bakkt Pubco, and that the members of the Bakkt Pubco Board and such officers of Bakkt Pubco will owe fiduciary duties to the stockholders of the Bakkt Pubco in respect of any such actions taken or omitted in connection with the performance of the Managing Member’s duties hereunder, provided, however that nothing in the foregoing shall abrogate or diminish the rights of the Holders of Common Units under this Agreement or applicable law.

(c) Without limiting the foregoing provisions of this Section 6.1, the Managing Member shall have the general power to manage or cause the management of the Company (which may be delegated to officers of the Company) to, directly or indirectly, undertake any of the following:

(i) to develop and prepare a business plan each year which will set forth the operating goals and plans for the Company;

(ii) to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Company;

(iii) to make any expenditures, to lend or borrow money, to assume or guarantee, or otherwise contract for, indebtedness and other liabilities, to issue evidences of indebtedness and to incur any other obligations;

(iv) to establish and enforce limits of authority and internal controls with respect to all personnel and functions;

(v) to engage attorneys, consultants and accountants for the Company;

(vi) to develop or cause to be developed accounting procedures for the maintenance of the Company’s books of account; and

(vii) to do all such other acts as shall be authorized in this Agreement.

Section 6.2 Actions of the Managing Member. The Managing Member may act (a) through meetings and written consents and (b) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 6.5.

Section 6.3 Compensation. The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member except as expressly provided in this Agreement.

Section 6.4 Expenses. The Members acknowledge and agree that the Managing Member’s Class A Common Stock will be publicly traded and therefore the Managing Member will have access to the public capital markets and that such status and the services performed by the Managing Member will inure to the benefit of the Company and all Members; therefore, the Managing Member shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of or for the benefit of the Company, including all fees, expenses and costs associated with being a public company (including public reporting obligations, proxy statements, stockholder meetings, compensation and meeting costs of any board of directors or similar body, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Managing Member to perform services for the Company, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses, litigation costs and damages arising from litigation and accounting and legal costs) and maintaining its corporate existence. To the extent practicable, expenses incurred by the Managing Member on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company. Notwithstanding the foregoing, the Company shall not pay or bear any Income Tax obligations of the Managing Member or any obligations of the Managing Member under the Tax Receivable Agreement; provided, that, for the avoidance of doubt, nothing under this Section 6.4 shall reduce the amount of any Tax Distribution to which the Managing Member is entitled pursuant to Section 4.1(d). Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to Bakkt Pubco as a result of indemnification pursuant to Section 11.2.

Section 6.5 Delegation of Authority. The Managing Member may, from time to time, delegate to one or more Persons such authority and duties as the Managing Member may deem advisable. In addition, the Managing Member may assign titles (including, without limitation, chief executive officer, president, principal, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Managing Member. Any delegation pursuant to this Section 6.5 may be revoked at any time by the Managing Member in its sole discretion.

Section 6.6 Officers. Subject to Section 6.1 and pursuant to Section 6.5, the Managing Member hereby delegates the following authority and duties to the following respective officers of the Company:

(a) Appointment and Term of Office. The officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and a Secretary, and there may be a Chairperson, a Vice Chairperson, one or more Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer (and one or more Assistant Treasurers), and such other officers as may be appointed by the Managing Member. Each of such officers will not be subject to periodic elections by the Managing Member, but will hold office until the earlier of his or her death, resignation, retirement, disqualification or removal from office. Two or more offices may be held by the same Person.

(b) Removal. Any officer elected or appointed by the Managing Member may be removed at any time by the Managing Member, for or without cause. Such removal will be without prejudice to the contract rights pursuant to an employment or other agreement, if any, of the Person so removed. Election or appointment of an officer will not of itself create contract rights.

(c) Vacancies. Subject to Section 6.1, whenever any vacancy shall occur in any office of any officer by death, resignation, removal, increase in the number of officers of the Company or otherwise, such vacancy shall be filled by the Managing Member.

(d) Compensation. Subject to Section 6.1, the compensation of all officers of the Company shall be determined by the Managing Member and may be altered by the Managing Member or such committee from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving such compensation by reason of the fact such officer is also a member of the Managing Member.

(e) Powers and Duties. Subject to Section 6.1, the officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the Managing Member and otherwise as shall customarily pertain to such offices. In its sole discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. All officers and other persons providing services to or for the benefit of the Company shall be subject to the supervision and direction of the Managing Member. No officer of the Company, in its capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.

Section 6.7 Purchase of Equity Securities. Subject to the provisions of this Agreement, the Managing Member may cause the Company to purchase or otherwise acquire Equity Securities, or may purchase or otherwise acquire Equity Securities on behalf of the Company. As long as such Equity Securities are owned by or on behalf of the Company, such Equity Securities will not be considered outstanding for any purpose.

Section 6.8 Limitation of Liability.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Managing Member nor any of such Managing Member’s Affiliates shall be liable to the Company or to any Member for any act or omission performed or omitted by such Managing Member in its capacity as the Managing Member pursuant to authority granted to such Person by this Agreement; provided, that except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein or in Other Agreements with the Company. The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and neither the Managing Member nor any of such Managing Member’s Affiliates shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member (so long as such agent was selected in good faith and with reasonable care); provided that the foregoing shall not limit any responsibility the Managing Member may have as a result of a breach of fiduciary duties to its stockholders in connection with any such action. The Managing Member shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing Member in good faith reliance on such advice shall in no event subject the Managing Member thereof to liability to the Company or any Member.

(b) Notwithstanding anything to the contrary herein, this Section 6.8 shall not affect the liability or duties of any officer of the Company or any of its Subsidiaries in his or her capacity as such.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.1 Limitation of Liability of Members and Managing Member. Except as provided in this Agreement, in an agreement entered by such Person and the Company, or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member, including the Managing Member, shall be obligated personally for any such debts, obligation or liability solely by reason of being a Member or acting as a Managing Member of the Company or any combination thereof. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for Company liabilities and Net Losses shall be limited to the payment of its respective Capital Contributions as and when due (which, in accordance with the definition of Capital Contribution, may be deemed to have been made) and other payments as expressly provided by the Agreement. If and to the extent a Member’s Capital Contribution shall be fully paid or deemed paid, such Member shall not, except as required by the express provisions of the Delaware Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions; provided that a Member shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

Section 7.2 Lack of Authority. No Member in its capacity as such (other than the Managing Member, in its capacity as such) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company, and except as expressly provided herein, the Common Units do not confer any rights upon the Members to participate in the affairs of the Company described in this Agreement. The Members hereby consent to the exercise by the Managing Member of the powers conferred on them by law and this Agreement. Except as expressly provided herein (and other than a Member’s voting rights in its capacity as a stockholder of Bakkt Holding, Inc.), no Member (other than the Managing Member) shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote on or consent with respect to under the Delaware Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required or permitted by Law, or expressly provided in the ultimate sentence of this Section 7.2 or by separate agreement with the Company, no Member who is not also the Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also the Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Notwithstanding the foregoing, the Managing Member may from time to time appoint one or more Members as officers or employ one or more Members as employees, and such Members, in their capacity as officers or employees of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member.

Section 7.3 No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.4 Members Right to Act. For matters that expressly require the approval of the Members (rather than the approval of the Managing Member on behalf of the Members), any action required or permitted to be taken by the Members pursuant to this Agreement shall be taken if the Required Interest provide a consent or ratification in writing. Any action required, required to be approved or permitted to be taken by the Managing Member pursuant to this Agreement may be taken or approved, as applicable, by the Managing Member acting pursuant to a writing which evidences its approval of or consent to such action.

Section 7.5 Outside Activities of the Managing Member. The Managing Member shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of Bakkt Pubco as a reporting company with a class (or classes) of securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing raised by Bakkt Pubco pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided further, that Bakkt Pubco may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as Bakkt Pubco takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by Bakkt Pubco. Nothing contained herein shall be deemed to prohibit Bakkt Pubco from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VIII

TAX MATTERS

Section 8.1 Preparation of Tax Returns.

(a) The Company shall arrange for the preparation and timely filing of all Tax Returns required to be filed by the Company. Each Member will, upon request, supply to the Company all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s Tax Returns to be prepared and filed. The Company will provide copies of each Member’s U.S. federal and applicable state tax Schedule K-1s within one hundred eighty (180) days after the end of each Taxable Year. Upon written request of a Member, the Company will provide within five (5) Business Days (i) estimated amounts to be included on such Member’s federal tax Schedule K-1 for the prior Taxable Year and (ii) a list of jurisdictions where the Company intends to file Tax Returns with respect to Income Taxes for the prior Taxable Year; provided, however, that the Company shall not be required to supply such estimated amounts and list of jurisdictions prior to ninety (90) days after the end of a Taxable Year.

(b) With respect to any taxable period during which ICE owns more than twenty-percent (20%) of the Common Units, the Managing Member shall provide to ICE a draft of any U.S. federal and other material Flow-Through Tax Return of the Company or any of its Subsidiaries for any Taxable Year beginning after December 31, 2019 (together with all supporting documentation) for its review and reasonable comment no later than fifteen (15) days prior to the date on which copies of each Member’s U.S. federal and applicable state tax Schedule K-1s are to be delivered pursuant to Section 8.1(a), and the Managing Member shall consider in good faith all reasonable comments received from ICE with respect thereto and shall not cause such Tax Return to be filed without the consent of ICE, such consent not to be unreasonably withheld, conditioned or delayed.

Section 8.2 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 2.8, unless the Managing Member shall determine otherwise in its sole discretion and in compliance with applicable laws. Except as otherwise expressly provided in this Agreement, the Managing Member shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code; provided the Managing Member shall cause the Company to make an election pursuant to Code Section 754 for the taxable year that includes the date hereof. Each Member will upon request supply any information necessary to give proper effect to any such election.

Section 8.3 Tax Classifications. The Company shall be classified as a partnership for U.S. federal income tax purposes. Each Member agrees that it shall not: (a) treat, on such Member’s individual income Tax Returns, any item of income, gain, loss, deduction or credit relating to such Member’s interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Schedule K-1 or other information statement furnished by the Company to such Member for use in preparing its income Tax Return; provided, however, in the event a Member has in place, or otherwise adopts, mark-to-market accounting, such accounting methodology shall not be deemed to be inconsistent with the treatment of such item by the Company as reflected on the Schedule K-1 or other information statement furnished by the Company to such Members; or (b) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

Section 8.4 Tax Controversies.

(a) ICE is hereby designated the Partnership Representative of the Company with respect to all Taxable Years ending on or prior to December 31, 2020, and Bakkt Pubco is hereby designated the Partnership Representative of the Company with respect to all Taxable Years beginning after December 31, 2020. In such capacity, the Partnership Representative is hereby authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. Each Member agrees to be bound by the decisions and elections made by the Partnership Representative with respect to such examinations, controversies or administrative or judicial proceedings. Each Member and former Member shall provide such information as shall reasonably be requested by the Partnership Representative in order to reduce the amount of the Company’s liability for any imputed underpayment in accordance with the procedures under Code Section 6225(c). The Partnership Representative shall keep the Managing Member or ICE, as applicable, fully informed of the progress of any examinations, audits or other proceedings, it being agreed that no Holder of Units (other than Bakkt Pubco and ICE) shall have any right to participate in any such examinations, audits or other proceedings. If an audit results in an imputed underpayment by the Company as determined under Code Section 6225, the Partnership Representative may make the election under Code Section 6226(a). If such an election is made, the Company shall furnish to each Member for the year under audit a statement reflecting the Member’s or former Member’s share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Code Section 6226(b) and shall be liable for any related interest, penalty, addition to tax or additional amount. If such an election is not made, each person that was a Member of the Company during the taxable period to which such liability relates will indemnify and hold harmless the Company for such person’s allocable share of the amount of such tax liability, including any interest and penalties associated therewith, as reasonably determined by the Partnership Representative, in accordance with Section 4.5. The Company shall reimburse and indemnify the Partnership Representative for any expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages that the Partnership Representative incurs in connection with its obligations as the Partnership Representative. For the avoidance of doubt, any former Member’s obligation to provide information to the Partnership Representative pursuant to this Section 8.4 shall survive the termination of such Member’s interest.

(b) The Managing Member shall promptly notify ICE in writing of the receipt of any written proposed assessment or the commencement of any Tax audit, demand, claim or administrative or judicial proceeding that relates to the Taxes of, or Tax Returns required to be filed by, the Company or any of its Subsidiaries (a “Contest”), if such Contest relates to a taxable period beginning on or prior to the date hereof. ICE shall have the right, at the Company’s cost and expense (to the extent such costs and expenses are reasonable), to elect to control the conduct of such Contest; provided, that (i) ICE shall elect to control such Contest within thirty (30) days of receipt of notice thereof; (ii) if ICE elects to control such Contest, the Managing Member shall be entitled to participate (at the Company’s expense) in such Contest; and (iii) ICE shall not settle such Contest without first obtaining the Managing Member’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding anything in this Agreement to the contrary, the Managing Member shall have the exclusive right to control any Contest that ICE elects not to control or fails to elect to control within the time period set forth in Section 8.4(b)(i).

Section 8.5 Certain Actions. Notwithstanding anything to the contrary in this Agreement, none of Bakkt Pubco or any of its Affiliates (including the Company and its Subsidiaries) shall, without the prior written consent of ICE, (i) make, change or revoke any Tax election (other an election under Code Section 754) affecting a taxable period (or portion thereof) of the Company or its Subsidiaries ending on or before the date hereof, (ii) amend, refile or otherwise modify (or grant an extension of any applicable statute of limitations with respect to) any Tax Return of the Company or its Subsidiaries relating to a taxable period (or portion thereof) ending on or before the date hereof, (iii) file or request any ruling with respect to Taxes or Tax Returns of the Company or its Subsidiaries, or enter into any voluntary disclosure with any Governmental Entity regarding any Tax or Tax Returns of the Company or its Subsidiaries, in each case relating to a taxable period (or portion thereof) ending on or before the date hereof or (iv) take any action that results in any increased Tax liability or reduction of any Tax attributes of any Member in respect of a taxable period ending on or before the date hereof.

Section 8.6 Merger Agreement Conflicts. For the avoidance of doubt, to the extent there is any inconsistency between this Agreement and the provisions of Section 6.1 of the Merger Agreement, the provisions of Section 6.1 of the Merger Agreement shall control.

ARTICLE IX

RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSFERS

Section 9.1 Transfers by Members.

(a) Except as otherwise agreed to in writing between the Managing Member and the applicable Member and reflected in the books and records of the Company or as otherwise provided in this Article IX, and subject to Section 9.2 and Article III of the Stockholders Agreement, no Member or Assignee thereof may Transfer all or any portion of its Common Units or other interest in the Company (or beneficial interest therein) without the prior consent of the Managing Member, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal opinions and other documents that the Managing Member may require) as are determined by the Managing Member, in each case in the Managing Member’s sole discretion, and which consent may be in the form of a plan or program entered into or approved by the Managing Member, in its sole discretion. Any such determination in the Managing

Member’s sole discretion in respect of Common Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. Any purported Transfer of Common Units that is not in accordance with, or subsequently violates, this Agreement or Article III of the Stockholders Agreement shall be, to the fullest extent permitted by law, null and void. If a Member transfers all or a portion of its Common Units or other interest in the Company to a transferee in compliance with each of this Agreement and the Stockholders Agreement, the Member shall cause the transfer of an equal number of shares of Class V Common Stock to such transferee upon its admittance to the Company as a Member.

(b) Notwithstanding anything otherwise to the contrary in this Section 9.1, each Member may Transfer Common Units in an Exchange pursuant to, and in accordance with, the Exchange Agreement; provided that any such Exchange shall be effected in compliance with reasonable policies that the Managing Member may adopt or promulgate from time to time and advise the Members of in writing (including policies requiring the use of designated administrators or brokers) in its reasonable discretion; provided, further, that if such policies conflict with the terms of the Exchange Agreement, the provisions of the Exchange Agreement shall apply in lieu thereof to any Exchange to the extent of such conflict.

(c) Notwithstanding anything otherwise to the contrary in this Section 9.1, but subject to Section 9.2 and Article III of the Stockholders Agreement, (i) an individual Member may Transfer all or any portion of his or her Common Units in a Permitted Transfer and (ii) the Managing Member may implement other policies and procedures to permit the Transfer of Common Units by the other Members for personal estate planning purposes and any such Transfer effected in compliance with such policies and procedures shall require prior written notice to the Managing Member.

Section 9.2 Market Stand-Off. Notwithstanding anything in this Article IX to the contrary, during the period commencing on the date hereof and ending on the six (6) month anniversary of the date hereof (in respect of all other Members and Holders of Units who derive their chain of ownership through a Transfer from such other Member), the Members and all subsequent Holders of Units who derive their chain of ownership through a Transfer from a Member (each an “Owner”) shall not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise Transfer or dispose of, directly or indirectly, any Common Units, including Common Units issued or delivered after the Closing pursuant to the Merger Agreement, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Units, (iii) establish or increase any put equivalent position or liquidation with respect to, or decrease a call equivalent position within the meaning of Section 15 of the Exchange Act with respect to, any Common Units, (iv) Transfer any Common Units in violation of the Stockholders Agreement (or which would be a violation of the Stockholders Agreement if such Owner were a party thereto in the capacity as a “Bakkt Equity Holder” or a “Permitted Transferee” thereof (each, as defined in the Stockholders Agreement)), or (v) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), (iii), (iv) or (v) above is to be settled by delivery of Common Units in cash or otherwise. The foregoing sentence shall not apply to the Transfer of any or all of the Common Units owned by a Member in a Permitted Transfer in accordance with each of this Agreement and the Stockholders Agreement; provided, however, that it shall be a condition to such Transfer (in addition to any other requirements hereunder) that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Common Units subject to this Section 9.2 and Article III of the Stockholders Agreement, and there shall be no further Transfer of such Common Units except in accordance with each of this Agreement and the Stockholders Agreement.

Section 9.3 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. In the event that Units are ever certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, BY AND AMONG THE COMPANY AND ITS MEMBERS AND AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON THE TRANSFEREES OF SUCH UNITS.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 9.4 Further Restrictions.

(a) Common Units issued from time to time after the date of this Agreement, including Common Units issued under equity incentive plans of the Company or Bakkt Pubco (or upon settlement of awards granted under such plans), may be subject to such additional or other terms and conditions, including with regard to vesting, forfeiture, minimum retained ownership and Transfer, as may be agreed between Bakkt Pubco and the applicable Member and reflected in the books and records of the Company. Such requirements, provisions and restrictions need not be uniform and may be waived or released by Bakkt Pubco in its sole discretion with respect to all or a portion of the Common Units owned by any one or more Members at any time and from time to time, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(b) Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Common Unit be made by any Member or Assignee if the Managing Member determines that:

(i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Common Unit;

(ii) except pursuant to an Exchange, such Transfer would require the registration of such transferred Common Unit pursuant to any applicable U.S. federal or state securities laws (including the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iii) such Transfer would cause (A) all or any portion of the assets of the Company to (x) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (y) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (B) Bakkt Pubco to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise;

(iv) to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion; or

(v) the Managing Member reasonably determines that such Transfer would pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Code Section 7704 and the Treasury Regulations promulgated thereunder.

All determinations with respect to this Section 9.4 shall be made by the Managing Member in its sole discretion.

(c) To the fullest extent permitted by law, any Transfer in violation of this Article IX shall be deemed null and void ab initio and of no effect.

Section 9.5 Transfer. Prior to Transferring any Units (other than Transfers to the Company), the Transferring Holder of such Units shall cause the prospective transferee to be bound by this Agreement, and any other agreements executed by Holders of Units relating to such Units in the aggregate (including, without limitation, the Stockholders Agreement) (collectively, the “Other Agreements”) and to execute and deliver to the Company and the other Holders of Units counterparts of this Agreement and the applicable Other Agreements.

Section 9.6 Assignee’s Rights. Subject to Section 9.6, the transferee in any Permitted Transfer pursuant to this Article IX will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Member which transferred its Common Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Member. The transferring Member will remain a Member even if it has transferred all of its Common Units to one or more Assignees until such time as the Assignee(s) is admitted to the Company as a Member pursuant to Section 9.8.

Section 9.7 Admissions, Resignations and Removals.

(a) No Person may be admitted to the Company as an additional Managing Member or a substitute Managing Member without the prior written consent of each incumbent Managing Member, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent Managing Member, in each case in the sole discretion of each incumbent Managing Member. A Managing Member will not be entitled to resign as a Managing Member of the Company unless another Managing Member shall have been admitted hereunder (and not have previously been removed or resigned). The Members shall not have the right to remove or replace Bakkt Pubco or any other Managing Member.

(b) No Member will be removed or entitled to resign from being a Member of the Company except in accordance with Section 9.9. Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this Section 9.7 is hereby authorized to, and shall, continue the Company without dissolution.

(c) Except as otherwise provided in Article X or the Delaware Act, no admission, substitution, resignation or removal of a Member will cause the dissolution of the Company. To the fullest extent permitted by law, any purported admission, resignation or removal that is not in accordance with this Agreement shall be null and void.

Section 9.8 Admission of Assignees as Substitute Members. An Assignee will become a Substituted Member only if and when each of the following conditions is satisfied:

(a) the Managing Member consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in each case in the Managing Member’s sole discretion;

(b) if required by the Managing Member, the Managing Member receives written instruments (including copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a Substituted Member) that are in a form satisfactory to the Managing Member (as determined in its sole discretion);

(c) if required by the Managing Member, the Managing Member receives an opinion of counsel satisfactory to the Managing Member to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and

(d) if required by the Managing Member, the parties to the Transfer, or any one of them, pays all of the Company’s reasonable expenses connected with such Transfer (including the reasonable legal and accounting fees of the Company).

Section 9.9 Resignation and Removal of Members. Subject to Section 9.6, if a Member (other than Bakkt Pubco) ceases to hold any Common Units then such Member shall cease to be a Member and to have the power to exercise any rights or powers of a member of the Company, and shall be deemed to have resigned from the Company.

Section 9.10 Section 1445 and 1446(f) Withholding. An Assignee shall provide the Managing Member with all certifications, documentation and other information required by the Managing Member to determine that such Assignee has complied with the withholding and filing obligations under Code Sections 1445 and 1446(f) and the Treasury Regulations and other guidance issued thereunder.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1 Dissolution. Except as required by the Delaware Act, the Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this Article X, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Company in conformity with this Agreement or an administrative dissolution under Section 18-1107 of the Delaware Act;

(b) any event which makes it unlawful for the business of the Company to be carried on by the Members;

(c) the written consent of the Managing Member and the Required Interest; or

(d) at any time there are no Members, unless the Company is continued in accordance with the Delaware Act.

Except as otherwise set forth in this Article X, the Company is intended to have perpetual existence.

Section 10.2 Liquidation and Termination. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the Managing Member shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of independent certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall cause the notice described in the Delaware Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c) the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

(d) The balance, if any, of the Company’s remaining assets shall be distributed to all Members in accordance with Section 4.1(a).

The distribution of cash or property to the Members in accordance with the provisions of this Section 10.2 and Section 10.3 constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their Company Interests and all of the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds. If any Member’s Capital Account is not equal to the amount to be distributed to such Member pursuant to Section 10.2, Net Profits and Net Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Members in such a manner as to cause, to the extent possible, each Member’s Capital Account to be equal to the amount to be distributed to such Member pursuant to Section 10.2. The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person.

Section 10.3 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 10.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would result in a materially adverse economic effect (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 10.2, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in kind in accordance with the provisions of Section 10.2, (b) as tenants in common and in accordance with the provisions of Section 10.2, undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the Holders thereof) at such time.

Section 10.4 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.4.

Section 10.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 10.2 and 10.3 in order to minimize any losses otherwise attendant upon such winding up.

Section 10.6 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Common Units in the manner provided for in this Article X, and the Certificate shall have been cancelled in the manner required by the Delaware Act.

Section 10.7 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

Section 10.8 Restrictions on Termination Transactions. The Managing Member shall not engage in, or cause or permit, a Termination Transaction, without the prior written consent of the Required Interest. If contemplated by any such consent of the Required Interest, the Managing Member may require, pursuant to Section 2.5 of the Exchange Agreement, any Member holding Common Units to participate in such Termination Transaction by delivery of an Election of Exchange (which Election of Exchange shall be deemed delivered to the Company and the Managing Member without any action by such Member, and in any case shall be effective immediately prior to the consummation of such Termination Transaction (and, for the avoidance of doubt, shall be contingent upon such Termination Transaction and not be effective if such Termination Transaction is not consummated)), and all Members holding Common Units shall otherwise take all such actions reasonably requested by the Managing Members that are necessary, proper or advisable in connection with the implementation and consummation of any such Termination Transaction.

ARTICLE XI

LIABILITY AND INDEMNIFICATION

Section 11.1 Liability of Members

(a) No Member and no Affiliate, manager, member, employee or agent of a Member shall be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company, except to the extent required by the Delaware Act.

(b) This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members hereto in their capacity as a Member (including Bakkt Pubco in its capacity as a Member) or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member or Managing Member shall, to the fullest extent permitted by law, have duties (including fiduciary duties) to any other Member or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(c) To the extent that, at law or in equity, any Member (including Bakkt Pubco) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (including Bakkt Pubco) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including, except as set forth in Section 6.1(b), Bakkt Pubco) otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto (including Bakkt Pubco).

(d) The Managing Member may consult with legal counsel, accountants and financial or other advisors selected by it, and any act or omission taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such Person as to matters the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(e) Notwithstanding any other provision of this Agreement or other applicable provision of law or equity, whenever in this Agreement the Managing Member (including Bakkt Pubco) is permitted or required to make a decision (i) in its “sole discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires (subject to Section 6.1(b)), including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members, or (ii) in its “good faith” or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards.

Section 11.2 Indemnification.

(a) Exculpation and Indemnification. To the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended, the Company shall indemnify and hold harmless any Indemnitee who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of his or her or its status as an Indemnitee against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such action, suit or Proceeding. The Company shall to the fullest extent not prohibited by applicable Law, pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable Law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 11.2(a) or otherwise. Notwithstanding the foregoing provisions of this Section 11.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Managing Member.

(b) Right of Indemnitee to Bring Suit. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Section 11.2 is not paid in full by the Company within (i) sixty (60) days after a written claim for indemnification has been received by the Company or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Company, such Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by Law, if the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. bcvIn any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Company.

(c) Non-Exclusivity of Rights; Indemnification by Other Persons.

(i) The provisions of indemnification to or the advancement of expenses and costs to any Indemnitee under this Article XI, or the entitlement of any Indemnitee to any indemnification or advancement of expenses and costs under this Article XI, shall not limit or restrict in any way the power of the Company to indemnity or advance expenses and costs to such Indemnitee in any way other than permitted by Law or be deemed to be exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any Law, agreement, vote of Members or otherwise, both as to action in the capacity in which such Indemnitee serves and as to action in any other capacity.

(ii) Given that certain Jointly Indemnifiable Claims may arise due to the service of the Indemnitee or other enterprise at the request of the Indemnitee-Related Entities (as defined below), the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such Jointly Indemnifiable Claims, pursuant to and in accordance with the terms of this Article XI, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation against or contribution by the Indemnitee-Related Entities and no right of advancement, indemnification or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company under this Article XI. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 11.2(c)(ii), entitled to enforce this Section 11.2(c)(ii).

(d) Rights. The rights conferred upon Indemnitees in this Article XI shall continue as to an Indemnitee who has ceased to have status as an Indemnitee and shall inure to the benefit of the Indemnitee’s successors, heirs, executors and administrators. Any amendment, alteration or repeal of this Article XI that adversely affects any right of an Indemnitee or its successors shall be prospective only (except to the extent such amendment or change in Law permits the Company to provide broader indemnification rights to all such parties on a retroactive basis than permitted prior thereto) and shall not limit, eliminate or impair any such right with respect to any proceedings involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

(e) Insurance. The Company may purchase and maintain insurance, at its expense, on its own behalf or on behalf of any Person described in Section 11.2(a) against any expense, liability or loss asserted against such Person, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the provisions of this Section 11.2 or otherwise.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Amendments.

(a) This Agreement (including the Exhibits and Schedules hereto) may be amended, supplemented, waived or modified by the written consent of the (i) the Managing Member, and (ii) the Required Interest; provided that no amendment, including any amendment effected by way of merger, consolidation or transfer of all or substantially all the assets of the Company, may adversely affect the rights of a holder of Common Units, as such, in a manner that is disproportionate to the effect on all other similarly situated holders of Common Units, without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority in interest of such affected holders in accordance with their holdings of such Common Units). If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 12.2 Confidentiality. Each Member recognizes and acknowledges that it has and may in the future receive certain confidential, non-public and proprietary information and trade secrets of the Company and its Subsidiaries, including, but not limited to, confidential information of the Company and its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries (the “Confidential Information”). Except as otherwise consented to in writing by the Managing Member in its sole discretion, each Member (on behalf of itself, its Affiliates and each of their respective directors, officers, shareholders, partners, employees, agents and members (the “Representatives”)) agrees that it will not and will cause its respective Representatives not to, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized directors, officers, Representatives, agents and employees of the Company or its Subsidiaries and as otherwise may be proper in the course of performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement and the agreements expressly contemplated hereby; (ii) in connection with such Member’s or such Member’s Affiliates’ normal fundraising, marketing, informational or reporting activities, or to such Member’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents, in each case so long as the recipient is subject to a similar duty of confidentiality to such Member; (iii) subject to Article IX, to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Common Units held by such Member, or prospective merger partner of such Member or its Affiliates; provided that such purchaser or merger partner agrees to be bound by a customary confidentiality agreement with terms comparable to the terms of this Section 12.2; or (iv) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by Law, rule or regulation, including the requirements of any national stock exchange on which its shares may be listed; provided that the Member required to make such disclosure pursuant to clause (iv) above shall promptly notify the Company in writing of the existence, terms, and circumstances surrounding such required disclosure so that the Company may seek a protective order or other appropriate relief from the proper authority. The Member required to make such disclosure pursuant to clause (iv) above shall also cooperate with the Company in seeking such order or other relief. If the Member required to make such disclosure pursuant to clause (iv) above is nonetheless required to disclose the Company’s Confidential Information, it will furnish only that portion of the Confidential Information that is legally required and will exercise all reasonable efforts to obtain reliable assurances that such Confidential Information will be treated confidentially to the extent possible. For purposes of this Section 12.2, the term “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or its Subsidiaries, or any of their respective Representatives, employees, agents or other service providers, and in each case who is not known by such Person to be bound by a confidentiality obligation, (y) is disclosed in a prospectus or other documents for dissemination to the public or (z) is or has been independently developed or conceived by such Person without use of the Company’s confidential information, as proved by documents and other competent evidence in the Person’s possession. Nothing in this Section 12.2 shall (x) in any way limit or otherwise modify any confidentiality covenants entered into by any employee of the Company or its Subsidiaries pursuant to any other agreement entered into with the Company or any of its Subsidiaries, or (y) apply to or otherwise restrict the Managing Member, in its capacity as the Managing Member or as a Member. Notwithstanding anything to the contrary herein, (i) each Member may disclose Confidential Information to any federal, state, local or foreign regulatory or self-regulatory body, or any securities exchange or listing authority, as part of a routine audit not targeted at such Confidential Information without providing notice to any other party hereto and (ii) nothing herein shall prohibit a Member from (1) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with the SEC, or (2) providing Confidential Information to the SEC or providing the SEC with information that would otherwise violate any part hereof to the extent permitted by Section 21F of the Exchange Act. The Company may pursue any and all rights and remedies any of them may have to enforce the obligations of the Members under this Section 12.2, including seeking specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of this Section 12.2.

Section 12.3 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held only in the name of the Company or a wholly owned Subsidiary of the Company. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 12.4 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) facsimiled or electronically transmitted to the recipient if facsimiled or electronically transmitted before 5:00 p.m. local time of the recipient on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records (which shall, in the case of the Members, initially be the addresses set forth on the Schedule of Members), or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice to the Managing Member or the Company shall be deemed given if received by the Company (attention: Company Secretary) at the principal office of the Company designated from time to time pursuant to Section 2.5.

Section 12.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 12.6 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Net Profits, Net Losses, Distributions, capital or property other than as a secured creditor.

Section 12.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 12.8 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 12.9 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. Notwithstanding the foregoing, the Federal Arbitration Act will govern the arbitration provisions of this Agreement.

(B) EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE UNITS OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER

OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 12.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 12.11 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.12 Delivery by Facsimile or Electronic Transmission. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in Person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 12.13 Offset. Whenever the Company is to pay any sum to any Member or any Related Person thereof, any amounts that such Member or such Related Person owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment as determined by the Managing Member.

Section 12.14 Entire Agreement. This Agreement, the Other Agreements, and those documents expressly referred to herein and therein (including, without limitation, the Stockholders Agreement, the Exchange Agreement and the Tax Receivable Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Prior LLC Agreement.

Section 12.15 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any Other Agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any Other Agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 12.16 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall be interpreted without limitation. The use of the words “or,” “either” and “any” shall not be exclusive. The terms “hereby,” “hereof,” “hereunder,” and any similar terms as used in this Agreement shall refer to this Agreement. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any Other Agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any Other Agreement, this Agreement shall control but solely to the extent of such conflict. A reference in this Agreement to $ or dollars is to U.S. dollars.

Section 12.17 Attorneys’ Fees. If any action, suit or proceeding is brought to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, or to recover damages for breach of this Agreement, then, if successful in whole or in part in such action, the prevailing party or parties in such action, suit or proceeding shall be entitled to recover from the non-prevailing party or parties hereto any and all of the costs of suit and reasonable attorneys’ fees incurred by the prevailing party or parties in connection therewith, including attorneys’ fees on appeal, costs and disbursements, in addition to such other relief to which any such prevailing party or parties may be entitled.

Section 12.18 Representation of the Company by Shearman & Sterling LLP and Wilson Sonsini Goodrich & Rosati, P.C.

The Members other than ICE (the “Nonrepresented Members”) each agree and acknowledge that:

(a) ICE has retained Shearman & Sterling LLP (“Shearman”) and the Company has retained Shearman and Wilson Sonsini Goodrich & Rosati, P.C. (together, “Company Counsel”) in connection with the negotiation and execution of this Agreement, the Merger Agreement and the Transaction Documents.

(b) Company Counsel is not representing the Nonrepresented Members in connection with the negotiation and execution of the Transaction Documents or the management and operation of the Company and its Subsidiaries or any dispute that may arise between the Nonrepresented Members, on the one hand, and the Company, its Subsidiaries and/or ICE on the other (such matters together with any disputes which may arise in connection therewith are referred to as “Company Legal Matters”). Each Nonrepresented Member will, if he or she wishes legal counsel on a Company Legal Matter, retain his or her own independent legal counsel with respect thereto and will pay all fees and expenses of such independent legal counsel.

(c) Company Counsel may represent the Company and its Subsidiaries, or ICE in connection with any and all Company Legal Matters (including any dispute between the Company, its Subsidiaries, or ICE, on one hand, and the Nonrepresented Members, on the other) or other matters not related to the Company Legal Matters and, to the fullest extent permitted by applicable law and/or applicable rules of professional conduct, the Nonrepresented Members waive any present or future conflict of interest with Company Counsel regarding Company Legal Matters and all other matters.

Section 12.19 Amendment and Restatement of Prior LLC Agreement. Pursuant to Section 16.1 of the Prior LLC Agreement, the Members constituting the Prior Member Requisite Consent hereby amend and restate the Prior LLC Agreement on behalf of all Members (as that term is defined in the Prior LLC Agreement) and replace the Prior LLC Agreement on behalf of all Members (as that term is defined in the Prior LLC Agreement) with this Agreement, and any Member (as that term is defined in the Prior LLC Agreement) who does not sign this Agreement shall be bound by the terms and conditions of this Agreement pursuant to Section 16.1 of the Prior LLC Agreement as if that Member (as that term is defined in the Prior LLC Agreement) had signed this Agreement. Furthermore, the Members constituting the Prior Member Requisite Consent, on behalf of all of the Members (as defined in the Prior LLC Agreement) acknowledge and agree that the Schedule of Members to this Agreement will be based on the Final Merger Consideration Spreadsheet (as that term is defined in the Merger Agreement) with respect to the Members, which will be determinative absent manifest mathematical error, and each Member (as that term is defined in the Prior LLC Agreement) shall hold that number of Common Units set forth on such Schedule of Members (in lieu of the number of Units (as defined in the Prior LLC Agreement) set forth in Schedule I to the Prior LLC Agreement).

* * * * *

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

BAKKT OPCO HOLDINGS, LLC

By:	/s/ Gavin Michael

Name:	Gavin Michael

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MANAGING MEMBER:

BAKKT HOLDINGS, INC.

By:	/s/ Gavin Michael

Name:	Gavin Michael

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Intercontinental Exchange Holdings, Inc. Name of Member

By:	/s/ Andrew J. Surdykowski

Name:	Andrew J. Surdykowski

Title:	General Counsel

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Beaumont Glory Limited
Name of Member

By:	/s/ Neil McGee

Name:	Neil McGee

Title:	Director

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

The Boston Consulting Group, Inc.
Name of Member

By:	/s/ Jon Ferris

Name:	Jon Ferris

Title:	Managing Director and Partner

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

CMT Capital Markets Trading 401(k) Plan #2B
Name of Member

By:	/s/ Jan-Dirk Lueders

Name:	Jan-Dirk Lueders

Title:	Trustee

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

CMT Digital Investments 1 LLC – Series 1
Name of Member
By its Managing Member, CMT Asset Management LLC
By its Managing Member, CMT Digital Holdings LLC

By:	/s/ Jan-Dirk Lueders

Name:	Jan-Dirk Lueders

Title:	Managing Member

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

CMT Digital Ventures Fund 1 LLC
Name of Member
By its Managing Member, CMT Asset Management LLC
By its Managing Member, CMT Digital Holdings LLC

By:	/s/ Jan-Dirk Lueders

Name:	Jan-Dirk Lueders

Title:	Managing Member

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Eagle Seven Digital Investments, LLC
Name of Member

By:	/s/ Stuart Shalowitz

Name:	Stuart Shalowitz

Title:	General Counsel

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Elwood US Investor 1 Inc. Name of Member

By:	/s/ Naomi Kirkland
Name:	Naomi Kirkland
Title:	Director

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Galaxy Digital Ventures LLC Name of Member

By:	/s/ Christopher Ferraro
Name:	Christopher Ferraro
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Goldfinch Co-Invest I LP Name of Member

By:	/s/ Sean Collins
Name:	Sean Collins
Title:	Managing Partner of Goldfinch Co-Invest I GP LLC, the General Partner of Goldfinch Co-Invest I LP

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Goldfinch Co-Invest IB LP Name of Member

By:	/s/ Sean Collins
Name:	Sean Collins
Title:	Managing Partner of Goldfinch Co-Invest I GP LLC, the General Partner of Goldfinch Co-Invest IB LP

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

MACWA 401(k) Plan Name of Member

By:	/s/ Scott Casto
Name:	Scott Casto
Title:	Trustee

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Microsoft Global Finance Name of Member

By:	/s/ Keith Dolliver
Name:	Keith Dolliver
Title:	Vice President

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Pantera BH LLC Name of Member

By:	/s/ Ryan Davis
Name:	Ryan Davis
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

PayU Fintech Investments B.V. Name of Member

By:	/s/ Franka Olbers
Name:	Franka Olbers
Title:	Global Tax Director

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Protocol Ventures LP Name of Member

By:	/s/ Richard Marini
Name:	Richard Marini
Title:	Managing Partner

IN WITNESS WHEREOF, the Members and the Company have executed this Third Amended and Restated Limited Liability Company Agreement to be effective as of the Effective Date.

MEMBER

Starbucks Corporation Name of Member

By:	/s/ Rachel Ruggeri
Name:	Rachel Ruggeri
Title:	EVP/CFO

SCHEDULE OF MEMBERS

Schedule of Members to Bakkt Opco Holdings, LLC Limited Liability Company Agreement

Member	Common Units Held
Bakkt Holdings, Inc. 5900 Windward Parkway, Suite 450 Alpharetta, GA 30005	49,969,460

Beaumont Glory Limited Attn: Ezra Pau/Eirene Yeung c/o 7/F Cheung Kong Center 2 Queen’s Road Central, Hong Kong	2,201,554

CMT Capital Markets Trading 401(k) Plan #2B Attn: Jan-Dirk Lueders 156 North Jefferson Street, Ste. 102 Chicago, IL 60661	52,564

CMT Digital Investments I LLC – Series I Attn: CMT Digital 156 North Jefferson Street, Ste. 102 Chicago, IL 60661	69,418

CMT Digital Ventures Fund I LLC Attn: CMT Digital 156 North Jefferson Street, Ste. 102 Chicago, IL 60661	539,480

Member	Common Units Held
Eagle Seven Digital Investments, LLC Attn: Stuart Shalowitz 550 W. Jackson Blvd., Suite 1400 Chicago, IL 60661	550,389

Elwood US Investor 1 LLC Attn: Naomi Kirkland 6th Floor, 37 Esplanade St. Helier, Jersey JE2 3QA	1,100,777

Galaxy Digital Ventures LLC Attn: Greg Wasserman 107 Grand Street, 8th Floor New York, NY 10013	1,100,777

Goldfinch Co-Invest I LP Attn: Brett Miller 1416 NW 46th St. Ste 105/PMB 301 Seattle, WA 98107	2,751,943

Goldfinch Co-Invest IB LP Attn: Brett Miller 1416 NW 46th St. Ste 105/PMB 301 Seattle, WA 98107	156,167

Intercontinental Exchange Holdings, Inc. Attn: General Counsel 5660 New Northside Drive, Third Floor Atlanta, GA 30328 Fax No.: (770) 857-4755	170,079,462

Member	Common Units Held
MACWA 401(k) Plan Attn: Investments Team 156 North Jefferson Street, Ste. 102 Chicago, IL 60661	52,564

Microsoft Global Finance Attn: Keith Dolliver 70 Sir John Rogerson’s Quay Dublin 2, Ireland	2,697,399

PayU Fintech Investments B.V. Symphony Offices Gustav Mahlerplein 5 1082 MS, Amsterdam, The Netherlands	1,611,519

Pantera BH LLC Attn: Finance 3000 Sand Hill Road, 1-235 Menlo Park, CA 94025	2,598,230

Protocol Ventures LP Attn: Richard Marini 830 Green St. San Francisco, CA 94133	220,155

The Boston Consulting Group, Inc. Attn: Jon Ferris 200 Pier Four Blvd. Boston, MA 02210	1,959,581

Member	Common Units Held
Starbucks Corporation Attn: Rachel Ruggeri 2401 Utah Avenue South Seattle, WA 98134	2,191,307

Bakkt Management, LLC 5900 Windward Parkway, Suite 450 Alpharetta, GA 30005	17,473,362[1]
Total:	257,376,108

[1]	Held on behalf of certain Participants, as described in Section 3.1(d) of the Agreement.